UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2022

Blackstone Real Estate Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 583-5000

Not Applicable

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Portfolio Update

Blackstone Real Estate Income Trust, Inc. (“BREIT”) continued to deliver strong, consistent performance, with Class I shares returning 4.8% against a volatile backdrop, in which rising interest rates and inflation drove major declines in equity and debt markets.1 As investors digested a rising rate environment and geopolitical uncertainty following Russia’s invasion of Ukraine, private real estate markets remained healthy. Though we continue to monitor it closely, we believe the economic outlook in the U.S. remains positive in the near term driven by a robust labor market for workers, healthy household balance sheets and continued growth in corporate profits.

Amidst a rising interest rate environment, BREIT’s asset and sector selection contributed to robust operating performance during the quarter. BREIT’s same property net operating income grew 16% year-over-year, indicating strong growth in property cash flows, which was a key driver of BREIT’s performance in the first quarter.2 BREIT’s portfolio continues to benefit from its 80% concentration in the residential and industrial sectors. These sectors have favorable long-term fundamentals supported by structural supply shortages, near-record high occupancy and market rents that are growing at 2-4x inflation.3,4,5 In addition to the strong performance of these sectors, residential and industrial leases are typically shorter duration relative to other property types. BREIT’s weighted average lease length across BREIT’s residential and industrial portfolios at quarter end was approximately two years, which we believe positions BREIT to increase cash flows as leases roll.6

Within residential, BREIT’s market selection strategy continues to drive strong results. Currently, the portfolio is predominantly suburban, garden style apartments and is 85% concentrated in the Southern and Western U.S. These regions are experiencing outsized population growth, resulting in occupancy of 94% across our residential portfolio.3,7 Additionally, as market rent growth in the sector has continued to accelerate, BREIT’s multifamily in-place rent roll is approximately 10% below market, creating potential embedded cash flow growth opportunities.8

Similarly, industrial demand remains robust, supported by continued e-commerce growth and the shift by corporations to bring inventory closer to home in response to global supply chain disruptions. As consumer spending remains strong, companies are looking to deliver more inventory more quickly, resulting in higher demand for warehouse assets in dense population centers. BREIT’s industrial warehouses are 98% occupied with a diverse tenant base of over 3,600 high-quality tenants.3 Rent growth for recently signed BREIT leases increased 25% in the quarter and BREIT’s industrial in-place rent roll is approximately 22% below market, which we believe will support continued growth in cash flows.9,10 As warehouse rents are a small percentage of the overall ecommerce cost structure relative to transportation and other costs, there is potential for continued pricing power in the sector.

BREIT also continued to deploy capital during the quarter in its operating platforms, including QTS Data Centers and Simply Self Storage. These platforms are experiencing notable growth driven by attractive sector fundamentals, strong management teams and proprietary deal flow. Data centers are benefiting from unprecedented demand for storage as a result of the creation of more data in the past three years than in all of history.11 Performance within our Simply Self Storage portfolio also continued to be strong. Similar to the residential and industrial sectors, self storage benefits from the tailwinds of strong demand fundamentals and short-term leases, which are typically month-to-month. During the quarter, demand drove self storage occupancy to near-record levels of 92% and rents increased 19% year-over-year.3,12

Looking ahead, we are focused on navigating an uncertain macroeconomic environment along with inflationary pressures and rising interest rates. Significant commodity and energy price increases have exacerbated already-elevated inflation in many parts of the world and caused central banks to accelerate their plans to tighten monetary policy. In anticipation of this environment, we focused on active balance sheet and liquidity management. Our financing is 87% fixed rate and long-dated with a 5.8-year weighted average maturity.13,14 Further, we believe BREIT’s portfolio of income-generating real estate concentrated in areas of high conviction is well-positioned in today’s environment.

Recent Investment Highlights

Preferred Apartments Communities

Preferred Apartments Communities (“PAC”) is a pending off-market public to private acquisition of a diversified portfolio concentrated in the Southern and Western U.S. PAC portfolio comprises 44 high-quality multifamily communities, 54 grocery-anchored retail centers, two long-term leased office assets and 10 mezzanine / preferred equity investments. We believe PAC’s underlying asset mix coupled with its ineligibility for inclusion in major indices resulted in the company being not well understood by public markets, positioning BREIT to acquire the company at an attractive basis. Upon closing, this acquisition will represent BREIT’s fourth public to private transaction, demonstrating BREIT’s ability to transact with speed, scale and certainty while navigating complexity.

8 Spruce Street Multifamily

8 Spruce Street Multifamily is a pending acquisition of an iconic trophy residential tower in the heart of Downtown Manhattan, NYC and is proximate to major transportation, retail and employment hubs. The NYC apartment market has seen a strong rebound as younger professionals have returned to the city and new supply remains constrained; NYC apartment average asking rents are up 19% vs pre-COVID levels.15 BREIT was well-positioned to capitalize on this opportunity by leveraging its relationship with the seller and providing speed and certainty of signing. This transaction was informed by Blackstone Real Estate’s real-time proprietary market insights generated from its Manhattan residential portfolio.

The transactions highlighted above are pending and there can be no assurance that BREIT will close on these transactions on these terms or at all.

Past performance does not guarantee future results. Financial data is estimated and unaudited. All figures as of March 31, 2022 unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

Blackstone Proprietary Data

Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone, including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures, and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

1.

Represents Class I shares. Performance varies by share class. 2022 YTD net returns for the other share classes are as follows: Class S shares (without sales load) 4.6%; Class S shares (with sales load) 1.1%; Class T shares (without sales load) 4.6%; Class T shares (with sales load) 1.0%; Class D shares (without sales load) 4.7%; Class D shares (with sales load) 3.1%. Trailing 1-year net returns for the other share classes are as follows: Class S shares (without sales load) 29.3%; Class S shares (with sales load) 25.0%; Class T shares (without sales load) 29.8%; Class T shares (with sales load) 25.5%; Class D shares (without sales load) 29.6%; Class D shares (with sales load) 27.7%. Inception to date net returns for the other share classes are as follows: Class S shares (without sales load) 12.8%; Class S shares (with sales load) 12.0%; Class T shares (without sales load) 13.4%; Class T shares (with sales load) 12.6%; Class D shares (without sales load) 13.8%; Class D shares (with sales load) 13.5%. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction-related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. The inception dates for the Class S, T, D and I shares are January 1, 2017, June 1, 2017, May 1, 2017 and January 1, 2017, respectively. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited or estimated reports from the underlying investments may be subject to later adjustments or revisions, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Past performance is not necessarily indicative of future results. Inception to date (“ITD”) returns are annualized consistent with the IPA Practice Guideline 2018.

2.

Represents year-over-year same property NOI growth for the quarter ending March 31, 2022. Net Operating Income (“NOI”) is a supplemental non-GAAP measure of our property operating results that we believe is meaningful because it enables management to evaluate the impact of occupancy, rents, leasing activity and other controllable property operating results at our real estate. We define NOI as operating revenues less operating expenses, which exclude (i) impairment of investments in real estate, (ii) depreciation and amortization, (iii) straight-line rental income and expense, (iv) amortization of above- and below-market lease intangibles, (v) lease termination fees, (vi) property expenses not core to the operations of such properties, and (vii) other non-property related revenue and expense items such as (a) general and administrative expenses, (b) management fee paid to the Adviser, (c) performance participation allocation paid to the Special Limited Partner, (d) incentive compensation awards, (e) income (loss) from investments in real estate debt, (f ) net gain (loss) on dispositions of real estate, (g) interest expense, (h) gain (loss) on extinguishment of debt, (i) other income (expense), and (j) similar adjustments for NOI attributable to non-controlling interests and unconsolidated entities. We evaluate our consolidated results of operations on a same property basis, which allows us to analyze our property operating results excluding acquisitions and dispositions during the periods under comparison. Properties in our portfolio are considered same property if they were owned for the full periods presented, otherwise they are considered non-same property. Recently developed properties are not included in same property results until the properties have achieved stabilization for both full periods presented. Properties held for sale and properties that are being re-developed are excluded from same property results and are considered non-same property. We do not consider our investments in the real estate debt segment or equity securities to be same property.

The following table reconciles GAAP net (loss) income to same property NOI for the three months ended March 31, 2022 and 2021 ($ in thousands):

	Three Months Ended March 31,		Change
	2022	2021	$
Net (loss) income	$(96,579)	$28,884	$(125,463)
Adjustments to reconcile to same property NOI
Depreciation and amortization	915,051	400,387	514,664
Straight-line rental income and expense	(28,350)	(25,908)	(2,442)
Amortization of above- and below-market lease intangibles	(14,409)	(6,051)	(8,358)
Lease termination fees	(1,160)	(1,521)	361
Non-core property expenses	63,834	34,336	29,498
General and administrative	13,106	6,960	6,146
Management fee	189,150	73,095	116,055
Performance participation allocation	411,569	143,215	268,354
Incentive compensation awards(1)	9,604	1,177	8,427
Loss (income) from investments in real estate debt	34,044	(239,361)	273,405
Net gain on dispositions of real estate	(205,262)	(15,430)	(189,832)
Interest expense	306,459	181,532	124,927
(Gain) loss on extinguishment of debt	(1,395)	3,416	(4,811)
Other income	(533,303)	(107,946)	(425,357)
Income from unconsolidated entities	(184,225)	(34,682)	(149,543)
NOI attributable to non-controlling interests in third party joint ventures	(10,770)	(7,651)	(3,119)
NOI from unconsolidated entities	142,284	44,222	98,062

NOI attributable to BREIT stockholders	1,009,648	478,674	530,974
Less: Non-same property NOI attributable to BREIT stockholders	485,602	28,529	457,073

Same property NOI attributable to BREIT stockholders	$524,046	$450,145	$73,901

(1)	Included in rental property operating and hospitality operating expense on our Condensed Consolidated Statements of Operations.

The following table details the components of same property NOI for the three months ended March 31, 2022 and 2021 ($ in thousands):

	Three Months Ended March 31,		Change
	2022	2021	$	%
Same property NOI
Rental revenue	$632,787	$583,291	$49,496	8%
Hospitality revenue	116,315	58,143	58,172	100%
Other revenue	23,355	18,721	4,634	25%

Total revenues	772,457	660,155	112,302	17%
Rental property operating	193,521	185,107	8,414	5%
Hospitality operating	83,612	54,002	29,610	55%

Total expenses	277,133	239,109	38,024	16%

Same property NOI attributable to non-controlling interests in third party joint ventures	(8,665)	(7,564)	(1,101)	15%

Consolidated same property NOI attributable to BREIT stockholders	486,659	413,482	73,177	18%
Same property NOI from unconsolidated entities	37,387	36,663	724	2%

Same property NOI attributable to BREIT stockholders	$524,046	$450,145	$73,901	16%

3.

As of March 31, 2022. Reflects real estate investments only, including unconsolidated properties, and does not include real estate debt investments. Occupancy is an important real estate metric because it measures the utilization of properties in the portfolio. Occupancy is weighted by the total value of all consolidated real estate properties, excluding our hospitality investments, and any third party interests in such properties. For our industrial, data center, retail and office investments, occupancy includes all leased square footage as of the date indicated. For our multifamily, student housing and affordable housing investments, occupancy is defined as the percentage of actual units and market rent for vacant units) for the three months ended on the date indicated. For our net lease investments, occupancy includes leased properties as of the date indicated. For our single family rental investments, the occupancy rate includes occupied homes for the three months ended on the date indicated. For our self storage, and manufactured housing and senior living investments, the occupancy rate includes occupied square footage, occupied sites and occupied units, respectively, as of the date indicated. Hospitality investments owned less than twelve months are excluded from the average occupancy rate calculation.

4.

U.S. Census Bureau, as of December 31, 2021. U.S. housing supply in the Last Decade was 36% below pre-Global Financial Crisis. Pre-Global Financial Crisis represents 1997-2007. Last Decade represents 2012-2021. Bank of America Securities report dated January 13, 2022. December 2021 online sales up 20% over past two years. Represents 2-year compound annual rent growth.

5.

Represents the year-over-year percent change in industrial and residential rent growth and inflation. “Industrial Rent Growth” reflects Blackstone Proprietary Data and represents market rent growth in BREIT’s industrial portfolio markets for the quarter ending March 31, 2022. “Residential Rent Growth” reflects RealPage data as of April 30, 2022, and represents BREIT’s top ten residential markets which is measured as the asset value of residential real estate properties and unconsolidated investments for each market against the total asset value of all (i) residential real estate properties, excluding the value of any third party interests in such real estate properties, and (ii) unconsolidated investments. Inflation reflects U.S. Bureau of Labor Statistics data as of April 30, 2022, and represents the Consumer Price Index, which measures changes in the prices paid by urban consumers for a representative basket of goods and services. NOI may not be correlated to or continue to keep pace with inflation.

6.

As of March 31, 2022. Reflects BREIT’s residential and industrial real estate properties only, including unconsolidated properties, and does not include real estate debt investments. BREIT’s industrial assets have a 4.3 year weighted average lease expiry and BREIT’s residential assets have an approximately 0.5 year weighted average lease expiry.

7.	U.S. Census Bureau, as of July 2020, released in May 2021. Represents cumulative population growth in the U.S. from 2010-2020.
8.

As of March 31, 2022. Represents the estimated discount of BREIT’s in-place multifamily portfolio rents to achievable market rents. Any expectations that below market rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change, They are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved.

9.	As of March 31, 2022. Represents Q1’22 leasing spreads and compares new or renewal rents to prior rents or expiring rents, as applicable.
10.

As of March 31, 2022. Represents the estimated discount of BREIT’s in-place industrial portfolio rents to achievable market rents. Any expectations that below market rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change. They are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved.

11.	IDC, as of December 2021.
12.	As of March 31, 2022. Represents the base rental income growth of BREIT’s self storage portfolio in Q1 2022 versus Q1 2021.
13.

As of March 31, 2022. The percentage of fixed rate financing is measured by dividing (i) the sum of our fixed rate debt, secured financings on investments in real estate debt with matched underlying interest rate exposure, and the outstanding notional principal amount of interest rate swaps, by (ii) total debt outstanding.

14.

As of March 31, 2022. Represents the weighted average maturity date of our loans secured by our properties. For loans where we, at our sole discretion, have extension options, the maximum maturity date has been assumed.

15.	Blackstone Proprietary Data, as of March 2022. Represents growth in NYC market unit average asking rents from March 2019 to March 2022.

FORWARD-LOOKING STATEMENT DISCLOSURE

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or the negative versions of these words or other comparable words thereof. These may include our financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BREIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in its prospectus and annual report for the most recent fiscal year, and any such updated factors included in its periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s prospectus and other filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: May 16, 2022

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer and Secretary